UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024 (June 13, 2024)

CORRELATE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-30746	84-4250492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

176 S. Capitol Blvd., 2nd Floor
Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 264-4060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Between June 7, 2024 and June 14, 2024, the Company entered into debt conversion agreements with noteholders for the conversion of an aggregate of $7,335,605 of outstanding notes payable (including principal and interest) and with other entities and persons owed money by the Company in the aggregate amount of $605,495 consisting of outstanding accounts payable (the “Debt Conversion”).  In connection with the Debt Conversion, the Company will issue an aggregate of 7,941.10014 shares of its Series A Preferred Stock and 17,646,888 shares of Common Stock to the former debtholders.  Additionally, the Company agreed to extend the term of outstanding warrants held by the noteholders that converted their debt for a period of three (3) years from their current expiration dates.  In connection with the issuance of the Series A Preferred Stock and the Common Stock, each holder entered into a Lockup/Leakout Agreement with the Company, pursuant to which none of the shares of Common Stock issuable upon conversion of the Preferred Stock may be sold for a period of six months from the date of issuance and seventy percent (70%) of the shares of Common Stock issued in connection with the debt conversion may be sold 1/7th per month during each thirty (30) day period commencing thirty (30) days after the date of the Lockup/Leakout Agreement.

On June 11, 2024, the Company’s board of directors authorized the Company to enter into a Bridge Loan and Security Agreement (“Agreement”) with Clearview Funding Group LLC (“Lender”).  Pursuant to the terms of the Agreement, the Company will borrow an aggregate of $600,000 from the Lender and is required to repay to Lender a total of $870,000 (“Repayment Amount”). On June 14, 2024, the Lender advanced $200,000 of the loan to the Company pursuant to the Agreement.  The Repayment Amount will be paid to Lender over a period of twenty-eight (28) weeks on a weekly basis (“Term”).   In connection with the Agreement, the Company granted a security interest to Lender in certain of the Company’s assets, subject to prior security interests as more fully described in the Agreement, as collateral for the repayment of the Repayment Amount. The Company may prepay the then outstanding Repayment Amount at any time, however, if the Company repays the Repayment Amount within sixty days from the date of the Agreement the Lender has agreed to provide the Company an early prepayment discount.  In connection with the Agreement, the Company agreed to issue 200,000 shares of its common stock to the Lender as a commitment fee.

A copy of the Agreement is attached hereto as Exhibit 99.1.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Debt Conversion, the Company will issue an aggregate of 7,941.10014 shares of Series A Preferred Stock and 17,646,888 shares of Common Stock, as described in Item 1.01 above.  The shares of Series A Preferred Stock and shares of Common Stock issued in connection with the Debt Conversion will be issued pursuant to Section 4(2) of the Securities Act.   The shares of common stock issued to the Lender will be issued pursuant to Section 4(2) of the Securities Act.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 11, 2024, the Company’s board of directors designated 12,000 shares of the Company’s preferred stock as 12% Series A Convertible Preferred Stock (“Series A Preferred Stock”).  The rights and preferences of the Series A Preferred Stock are included in the certificate of designations of rights, powers, preferences, privileges and restrictions of Series A Convertible Preferred Stock (“COD”) as filed with the Secretary of State of the State of Nevada on June 13, 2024.  Below is a summary of the rights and preferences set forth in the COD, which is attached hereto as exhibit 99.2, and should be reviewed for a full description of all rights and preferences with respect to the Series A Preferred Stock.

The Series A Preferred Stock has a stated value of $1,000 per share and shall accrue dividends on a quarterly basis at a rate of 12% per annum which shall be paid in kind.  The Series A Preferred Stock is convertible, at any time after issuance, into shares of the Company’s common stock at $850 per share of Series A Preferred Stock, proportionately adjusted in the event of a stock split, stock combination or similar event. Thereafter, the conversion price shall be equal to the product of the: (i) VWAP on the conversion date and (ii) 0.75.  In no event shall the conversion price ever be less than $100 per share, proportionately adjusted in the event of a stock split, stock combination or similar event up to a maximum adjustment of $500 per share.

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The “Beneficial Ownership Limitation” under the Series A Preferred Stock shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series A Preferred Stock held by the holder of Series A Preferred Stock.  This limitation may be increased to 9.99% upon the holder’s notice to the Company not less than 61 days prior to such increased Beneficial Ownership Limitation being effective.

The Company may redeem all, or a portion, of the Series A Preferred Stock outstanding at any time, in cash at a price equal to the stated value plus accrued dividends.

The Series A Preferred Stock will rank, with respect to rights to the distribution of assets in the event of any liquidation, dissolution or winding up of the Company: (i) senior to the Company’s Common Stock, par value $0.0001 per share (“Common Stock”); (ii) on parity with all Preferred Stock of the Company with terms specifically providing that such Preferred Stock rank on parity with the Series A Preferred Stock with respect to rights to the distribution of assets upon any liquidation, dissolution or winding up of the Company; (iii) senior to all Preferred Stock of the Company with terms specifically providing that such Preferred Stock rank junior to the Series A Preferred Stock with respect to rights to the distribution of assets upon any liquidation, dissolution or winding up of the Company, and (iv) junior to all Preferred Stock of the Company with terms specifically providing that such Preferred Stock rank senior to the Series A Preferred Stock with respect to rights to the distribution of assets upon any liquidation, dissolution or winding up of the Company.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Business Loan and Security Agreement dated June 11, 2024
99.2	Certificate of Designations of Rights, Powers , Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRELATE ENERGY CORP.

Dated: June 20, 2024	By:	/s/ Todd Michaels
	Name:	Todd Michaels
	Title:	Chief Executive Officer

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